UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

X-RITE, INCORPORATED

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Presentation materials for meetings with employees of X-Rite, Incorporated:

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Recapitalization Highlights

Xrite Confidential
2008 Q2  2
Overview
A very positive message to communicate
Positive step for all of our stake holders
Reduction of debt load with an equity placement
We have a more secure financial foundation and
flexibility to operate
No significant changes expected in the way we operate
– management, workforce, our strategic direction

Xrite Confidential
2008 Q2  3
Transaction Highlights
Forbearance Agreement – increased access to the line
of credit
Amended loan agreements with 1
st
and 2
nd
Lien – New
Covenants
Equity investments of $155 million in our company
$100 million at $3.50 per common share by One Equity
Partners (lead investor)
$ 27.2 million @ $3.00 per common share be Sagard
Capital (current shareholder)
$27.8 million $3.00 per common share by Tinicum
Partners (current shareholder)

Transaction Highlights
Percentage Holding
(this includes current shareholdings)
•
One Equity Partners 37.3%
•
Sagard Capital 15.4%
•
Tinicum Partners 13.4%
Board Representation (Total 9 seats)
OEP – 3 seats
Sagard Capital – 1 seat
The transition of a minority participation in the board
will be completed in an orderly manner.

Transaction Highlights
•
Sale of Founders Life Insurance policies for
approximately $20 million will pay down
debt/fees for capital raise
•
Payment in full of $12 million of Goldman
Sachs interest rate swaps
•
Debt burden reduction from $411 million to
$267 million

Conclusion
•
Investors would not have committed $155 million to us
without confidence in our market position and future
potential
•
Appreciate the challenges we have all been through
•
Thank you for staying with us and making a positive
difference
•
Our financial partners express strong support for the
deal and our capability to deliver.
•
Lets get to 100% focus on our customers and our
efforts to transform the business of color

X-Rite, Incorporated will file a proxy statement and other relevant documents concerning the proposed transaction with the SEC. Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information about the proposed transaction. Investors and security holders will have access to free copies of the proxy statement (when available) and other documents filed by X-Rite, Incorporated with the SEC through the SEC’s web site at
www.sec.gov. In addition, the proxy statement and related materials
(when available) may also be obtained free of charge from X-Rite,
Incorporated by directing such requests to X-Rite, Incorporated, Attention:
Dave Rawden, Interim Chief Financial Officer, 4300 44th Street S.E.,
Grand Rapids, Michigan 49512, Telephone: (616) 803-2888.
X-Rite, Incorporated and its directors, executive officers, certain members of management and employees may be soliciting proxies from
stockholders of X-Rite, Incorporated in favor of the proposed transaction.
Information concerning the participants in the proxy solicitation will be set forth in the proxy statement when it is filed with the SEC.